Exhibit 10.5
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into May 4,2026 (the “Second Amendment Effective Date”), by and between Claritev Corporation, a Delaware corporation (together with any successor thereto, the “Company”), and Douglas Garis (the “Executive”).
WHEREAS, the Company and the Executive entered into that certain Employment Agreement (the “Initial Employment Agreement”), effective July 31, 2024, and that certain First Amendment effective February 27, 2025 (the “First Amendment” and together with the Initial Employment Agreement, the “Employment Agreement”);
WHEREAS, pursuant to Section 15 of the Employment Agreement, the Employment Agreement may be amended by an instrument in writing signed by the Executive and a duly authorized officer of the Company who is not the Executive;
WHEREAS, the Company and the Executive desire to amend certain provisions of the Employment Agreement in the manner provided for in this Second Amendment; and
WHEREAS, capitalized terms not herein defined shall have the applicable meanings set forth in the Employment Agreement.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual covenants and conditions contained herein, the parties, intending to be legally bound, hereby agree as follows:
1.Amendments to Employment Agreement
(a)The second sentence of Section 2(b) is hereby deleted in its entirety and replaced with the following:
“The Executive’s Annual Bonus compensation under such incentive program shall be targeted at 100% of his Annual Paid Base Salary (the “Target Bonus Amount”), with a maximum Annual Bonus of 150% of Annual Paid Base Salary and each subject to adjustment as determined by the Compensation Committee. “Annual Paid Base Salary” means the Executive’s Annual Base Salary actually paid to him during the applicable calendar year.”
(b)Section 4(b)(i) (as amended by the First Amendment) is hereby amended by deleting the text following “provided, however,” and replacing it with the following:
“that if such termination pursuant to Section 4(b) occurs during the two-year period beginning on the date of a Change in Control and ending on the two-year anniversary thereof (the “Change in Control Period”), (x) the multiple used for the payments made pursuant to this Section 4(b)(i) shall instead be one and one-half (1.5) times and such payments shall instead be payable in eighteen (18) substantially equal monthly installments; and
2.All provisions of the Employment Agreement that are not expressly modified hereby shall remain in full force and effect. From and after the Second Amendment Effective Date, all references to the “Employment Agreement” in the First Amendment or this Second Amendment or to the “Agreement” in the Initial Employment Agreement shall mean the Employment Agreement as amended by this Second Amendment.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Executive, have executed this Second Amendment effective as of the Second Amendment Effective Date.

CLARITEV CORPORATION
By:/s/Carol Nutter
Name: Carol Nutter
Title: Chief People Officer

EXECUTIVE
By: /s/ Douglas Garis
Name: Douglas Garis